EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d−1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning them contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that the undersigned knows or has reason to believe that such information is inaccurate.

Dated:  April 12, 2022

HILL COUNTRY ASSET MANAGEMENT, LP
By: Hill Country Asset Management, LLC, its general partner

By:	/s/ Shawn Wells
Name: Shawn Wells
Title: President and General Counsel

HILL COUNTRY SPECIAL OPPORTUNITIES MASTER FUND, LP
By: Hill Country Special Opportunities Fund GP, LLC, its general partner

By:	/s/ Shawn Wells
Name: Shawn Wells
Title: President and General Counsel

ANDREW W. OLSON

By:	/s/ Shawn Wells
Name: Shawn Wells
Title: Attorney-in-Fact

STEVEN L. KUHN

By:	/s/ Shawn Wells
Name: Shawn Wells
Title: Attorney-in-Fact